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                                                                    EXHIBIT 10.2


                           CHANGE OF CONTROL AGREEMENT

     AGREEMENT made on December 24, 1998, by and between Donlar Corporation,an Illinois corporation (the "Company") and Robert P. Pietrangelo (the "Executive").

                                    Recitals

     A. The Executive is currently employed by the Company as Vice President.

     B. The Executive and the Company desire to enter into a Change of Control Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth and for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. Term of Agreement. Subject to the provisions of paragraphs 2 and 3 of this Agreement, the term of this Agreement (the "Time Term") shall initially be for the period which commences on the date hereof and which terminates at 11:59 p.m., local time, on the five (5) year anniversary of the date hereof.

     2. Definitions. For purposes of this Agreement, the following definitions apply:


        (a) "Cause" shall mean: (i) an act or acts of personal dishonesty by Executive which results in substantial personal enrichment of Executive at the expense of the Company; (ii) violation by Executive of Executive's obligations under paragraphs 6 or 7 of this Agreement which are willful on the Executive's part and which are not remedied to the reasonable satisfaction of the Company in a reasonable period of time after receipt of written notice from the Company; or
(iii) the conviction of the Executive of a felony. Any termination of this Agreement for Cause shall be communicated by the Company to the Executive in a notice of termination which shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of this Agreement.

        (b) "Change of Control" shall mean the occurrence of any of the following events:

            (i) The "Beneficial Ownership" of securities representing more than fifteen percent (15%) of the combined voting power of the Company is acquired, in any type of transfer or acquisition including, but not limited to, the exercise of any warrant or option, by any "person" as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company, any trustees or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

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            (ii) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or its patents, or adopt a plan of liquidation; or

            (iii) During any period of three consecutive years, the number of board of director seats is increased, or individuals who at the beginning of such period were members of the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

        (c) A resignation for "Good Reason" shall mean the resignation of the Executive from employment by the Company after: (i) a material reduction or adverse alteration in the nature of this Executive's position, responsibilities or authorities; (ii) the Executive becoming the holder of a lesser office or title than that held by him immediately prior to such change; (iii) any material reduction of the Executive's compensation or benefits; (iv) the relocation of the Executive's job more than fifty (50) miles from his present location; or (v) any other material adverse change to the terms and conditions of the Executive's employment or benefits, provided that, if the Executive shall consent in writing to any event described in clauses (i) through (v) of this sentence, the Executive's subsequent resignation shall not be treated as a resignation for Good Reason, unless a subsequent event described in such clauses to which Executive did not consent occurs.

        (d) "Permanent Disability" shall mean any physical or mental disability which shall have rendered Executive unable to perform his duties hereunder for 120 consecutive days, or which, in the opinion of a licensed physician reasonably satisfactory to the company, is likely to render Executive unable to perform his duties hereunder for such 120 consecutive days period.

        (e) "Retirement" shall mean a termination of the Executive's employment other than for Cause on or after the Executive attainment of age sixty-five
(65).

     3. Severance Benefit. If, during the term of this Agreement, either, (a) a Change of Control occurs and within the time period commencing twelve (12) months preceding the date of such Change of Control and terminating thirty-six
(36) months following the date of such Change of Control, the Executive's employment with the Company and its subsidiaries is terminated by the Company other than for Cause or on account of the Executive's death, Permanent Disability or Retirement (a "Type A Termination"); or (b) a Change of Control occurs and within a period of two (2) years from the date of such Change of Control, the Executive resigns for Good Reason (a "Type B Termination"), then the Company shall pay to the Executive a severance payment (the "Severance Payment") in an amount equal to the aggregate value of: (I) an amount equal to the product of 2.9 multiplied by the total of the Executive's annual salary, inclusive of any elective deferrals made by the Executive to the Company's 401(k) Plan, if any, for the year in which termination occurs (the "Termination Year"); (II) an amount equal to any employer matching contributions the Company would have otherwise made on the Executive's behalf to the Company's 401(k) Plan during the twelve (12) months following the Executive's date of termination, had the Executive employment and/or the amounts contributed thereto by the


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Company on the Executive's behalf not been reduced or terminated, and assuming
Executive made elective deferrals to the maximum extent permitted by Section 402(g) of the Internal Revenue Code of 1986, as amended (the "Code") plus an amount equal to any non-vested matching contributions under the Company's 401(k) Plan which are otherwise forfeited by the Executive; and (III) an amount equal to Executive's earned or target bonus, whichever is greater, for the Termination Year multiplied by the portion of the Termination Year during which the Executive was employed by the Company. The Severance Payment shall be payable in a single lump sum which shall be paid within thirty (30) days of the termination of employment or resignation.

     If an Executive is eligible to receive the Severance Payment, in addition to the Severance Payment, the Company shall provide health, disability and life insurance in accordance with the plans maintained by the Company for executives for a period of one (1) year from the date of termination of the Executive's employment, provided that health, disability and life insurance benefits shall cease if Executive becomes employed during such period and receives similar benefits in connection with such employment. Furthermore, the Company shall provide the Executive, upon either a Type A Termination or Type B Termination, as described in the above paragraph, with the option to assume the lease, subject to approval by the lessor, of the automobile on which the Company has been making payments, prior to such termination for the benefit of the Executive.

     4. Acceleration of Stock Options. If a Change of Control of the Company shall occur or the Executive resigns for Good Reason, then, without any action by the Board, all outstanding stock options, which the Executive then holds to acquire securities from the Company, shall accelerate and become fully vested, immediately exercisable in full and shall remain exercisable during the remaining time period as determined pursuant to the terms of the Company's Stock Option Plans, regardless of whether or not the Executive remains in the employ or service of the Company.

     5. No Reductions or Mitigation. The amounts payable pursuant to paragraph 3 of this Agreement shall be paid without reduction, other than as provided in said paragraph, regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Executive from any source or which the Executive could have obtained upon seeking other employment; provided that the Company shall be permitted to make all such payments net of any legally required tax withholdings.

     6. Non-Competition. The Executive agrees that (i) during his employment and
(ii) if during the term of this Agreement, a Change of Control occurs and during the period commencing with the date of such Change of Control, the Executive's employment with the Company and its subsidiaries is voluntarily terminated by the Executive other than for Good Reason, then for a period of one (1) years after the termination of his employment for any reason, the Executive shall not enter into or engage in or be connected with, or engage to work for an individual, firm or corporation which is engaged in or connected with, any business which is then in substantial competition with the Company in the United States. The provisions of the last preceding sentence shall not apply to the ownership of less than 5% of the shares of any


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corporation listed on any recognized exchange or traded over-the-counter. The provisions of this paragraph shall survive a termination of this Agreement.

     7. Non-Disclosure. The Executive agrees not to disclose either during the period of his employment or at any time thereafter to any person, firm or corporation, any proprietary information concerning the business or affairs of the Company which he may have acquired in the course of, or as incident to, his employment with the Company for his own benefit or to the detriment or intended detriment of the Company. The provisions of this paragraph shall survive a termination of this Agreement.

     8. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the Executive's heirs and legal representatives and the Company's successors and assigns. This Agreement is assignable by the Company to any corporate or other entity which acquires, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company. Upon such assignment, and the assumption by the assignee of all obligations hereunder, the Company shall be released from all liability hereunder. This Agreement shall not be assignable by the Executive.

     9. Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder, shall be void.

     10. Internal Revenue Code Limits and Other Limits.

        (a) The Company shall engage its auditors to review payments made under this Agreement to determine whether they constitute "excess parachute payments". Notwithstanding anything in this Agreement to the contrary, in the event that the Company's auditors or any other independent auditors substituted for the Company's auditors pursuant to an agreement in writing by and between the Company and the Executive (the "Auditor") determine that any payment by the Company to or for the benefit of the Executive, whether paid or payable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be an "excess parachute payment" within the meaning of Section 280G of the Code, then the Company shall pay an additional amount of money to the Executive that will equal (based on the Executive's good faith representations of the Executive's income tax position for the year of payment hereunder) the sum of (i) all excise tax imposed on the Executive by Section 4999 of the Code and (ii) all additional state and federal income taxes attributable to the additional payments to the Executive pursuant to this Section 9(a), including all state and federal income taxes on the additional income tax payments hereunder ("Additional Payment").

        (b) If the Auditor determines that any Payment would be such an "excess parachute payment" because of Section 280G of the Code, then the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof and the Executive shall provide in writing within ten (10) days of the Executive's receipt of such notice,


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a good faith representation of the Executive's income tax position so that such
Additional Payment may be calculated. All determinations made by the Auditor under this Section 10 shall be binding upon the Company and the Executive and shall be made within sixty (60) calendar days of the Executive's termination of employment. Following such determination and the notices hereunder and subject to the other conditions set forth in this Section 10, the Company shall pay to or distribute to, or for the benefit of, the Executive, such amounts as are then due to the Executive under this Agreement in the manner identified in Section 3 and this Section 10 of this Agreement, and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to the Executive under this Agreement.

        (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that an Additional Payment will have been made by the Company which should not have been made (an "Overpayment"), or that an increase in the Additional Payment which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of such excess parachute payment hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which the Auditor believes has a high probability of success, determines that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, such Underpayment shall promptly be paid by the Company to or for the benefit of the Executive, together with interest at the applicable federal rate provided in Section 7872(f)(2)(A) of the Code.

     11. Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

     12. Entire Agreement; Amendment; Waiver. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written negotiations, understandings and agreements between the parties hereto. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     13. Notices. All notices required by this Agreement shall be in writing and delivered by hand or by first class registered or certified mail, postage prepaid.


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     14. Legal Fees and Expenses. The Company is aware that upon the occurrence of a Change in Control, the Board or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of the Executive's rights under this Agreement by litigation or other legal action, nor that the Executive be bound to negotiate any settlement of the Executive's rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if following a Change in Control it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person (including the Internal Revenue Service) takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits entitled to be provided to the Executive hereunder, and the Executive has complied with all of his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as provided in this paragraph 14, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Executive as herein above provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take action to seek reimbursement from the Executive for such expenses.

     15. Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to its choice of law principles.

     16. Extension. The Time Term shall be automatically extended for an additional period of five (5) years if the Company does not give the Executive written notice of termination of this Agreement two (2) years prior to the expiration of the Time Term then in effect.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                     DONLAR CORPORATION


                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------


                                     EXECUTIVE:
                                               ---------------------------------


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